UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 7, 2006
THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151	31-0595760
(Commission File	(I.R.S. Employer
Number)	Identification No.)
1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)
(510) 271-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On March 7, 2006, The Clorox Company (the “Company”) filed a Form 8-K announcing that the Board of Directors (the “Board”) of the Company had named Robert W. Matschullat as interim chairman and interim chief executive officer following the hospitalization of chairman and chief executive officer Gerald E. “Jerry” Johnston. On March 14, 2006, the Compensation Committee of the Board approved the compensation for Mr. Matschullat’s service as interim chairman and interim chief executive officer. Mr. Matschullat will receive $87,500 per month in base salary while he serves as interim chairman and interim chief executive officer. During that period, Mr. Matschullat will no longer be entitled to receive the compensation payable to non-employee directors of the Company. Compensation guidelines for Company directors are set forth in the Company’s 2005 proxy statement filed with the SEC on October 4, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY
Date: March 20, 2006	By:	/s/ Laura Stein
Laura Stein
Senior Vice President – General Counsel & Secretary